                                                           EXHIBIT 99(b)(4)


                                                                EXECUTION COPY






                                     DEBENTURE
                                (Multiple  Chargors)


                               Dated 3 February 1998

                                      BETWEEN

                            PACIFICORP SERVICES LIMITED


                                        and


                          PACIFICORP FINANCE (UK) LIMITED


                                        and


                              PACIFICORP ACQUISITIONS
                                    as Chargors

                                        and

                                   CITIBANK, N.A.
                                 as Security Agent

                        THIS DEBENTURE IS ENTERED INTO WITH
                   THE BENEFIT OF AND SUBJECT TO THE TERMS OF AN INTERCREDITOR AGREEMENT AS REFERRED TO IN THE
                       FACILITY AGREEMENT REFERRED TO HEREIN




                                  Clifford Chance
                                       London



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                                  TABLE OF CONTENTS


Clause                                                                  Page


1.   Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

2.   Covenant to Pay . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

3.   Charges on Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

4.   Floating Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

5.   Continuing Security, etc. . . . . . . . . . . . . . . . . . . . . . . .  8

6.   Representations and Warranties. . . . . . . . . . . . . . . . . . . . . 12

7.   Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

8.   Special Provisions relating to the Security Shares  . . . . . . . . . . 14

9.   When Security becomes Enforceable . . . . . . . . . . . . . . . . . . . 16

10.  Enforcement of Security . . . . . . . . . . . . . . . . . . . . . . . . 16

11.  Receiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

12.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 20

13.  No Liability as Mortgagee in Possession . . . . . . . . . . . . . . . . 20

14.  Protection of Third Parties . . . . . . . . . . . . . . . . . . . . . . 21

15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

16.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

17.  Delegation by Security Agent. . . . . . . . . . . . . . . . . . . . . . 22

18.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . 22

19.  Redemption of Prior Mortgages . . . . . . . . . . . . . . . . . . . . . 23

20.  Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . 24



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21.  New Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

22.  Stamp Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

23.  Assignments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

24.  Waivers, Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . 25

25.  Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

26.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

27.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

28.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

29.  Covenant to Release . . . . . . . . . . . . . . . . . . . . . . . . . . 27

30.  Governing Law and Jurisdiction. . . . . . . . . . . . . . . . . . . . . 27

SCHEDULE 1
     The Chargors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

SCHEDULE 2
     Group Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

SCHEDULE 3
     Form of Deed of Accession . . . . . . . . . . . . . . . . . . . . . . . 32



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THIS DEBENTURE is dated 3 February 1998 and is made between:

(1) PACIFICORP SERVICES LIMITED a company incorporated under the laws of England and Wales (No. 3366016) whose registered office is at One Silk Street, London EC2Y 8HQ ("Services");

(2) THE COMPANIES identified in Schedule 1 (together with each company which becomes a party hereto by executing a Deed of Accession, each a "Chargor", together the "Chargors"); and

(3) CITIBANK, N.A., P.O. Box 242, 336 Strand, London WC2R 1HB (the "Security Agent") as agent and trustee for itself and each of the Lenders (as defined below).

WHEREAS:

(A) The Banks (as defined in the Facility Agreement referred to below) have agreed to make available to the Borrowers (as defined in the Facility Agreement) certain term loan and revolving credit facilities (the "Facilities") on and subject to the terms of the Facility Agreement.

(B) It is a condition precedent to the Banks making the Facilities available that the Chargors enter into this Debenture.

(C) It is intended by the parties hereto that this document shall take effect as a deed notwithstanding the fact that a party may only execute this document under hand.

NOW IT IS AGREED as follows:

1.   Interpretation

1.1  Definitions

     In this Debenture:

     "Declared Default" means an Event of Default which has resulted in the Facility Agent serving notice under any provision of Clause 24.2 of the Facility Agreement and/or an Event of Default (as defined therein) under the Powercoal Facility Agreement which has resulted in the Paying Agent (as defined therein) serving notice under any provision of Article VII of the Powercoal Facility Agreement;

     "Deed of Accession" means a deed substantially in the form set out in
     Schedule 3 hereto;

     "Default Rate" means, until the Discharge Date, at any time, a rate determined in accordance with Clause 11.3 of the Facility Agreement;


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     "Discharge Date" means the date on which all the Secured Liabilities arising pursuant to or in respect of any of the Finance Agreements and the PA Note have been unconditionally and irrevocably paid and discharged in full and all commitments cancelled;

     "Facility Agent" means Citibank International plc in its capacity as agent under the Facility Agreement and its permitted successors and assigns;

     "Facility Agreement" means the facility agreement dated 3 February 1998 between Services, Finance, PA, the Arrangers, the Original Banks, the LC Bank (each as defined therein), the Facility Agent and the Security Agent, together with each Borrower Accession Agreement, Guarantor Accession Agreement and Substitution Certificate relating thereto and any and each other agreement or instrument supplementing or amending it;

     "Finance Agreements" means the Finance Documents and any Refinancing Agreement;

     "Group Shares" means all shares specified in Schedule 2, or, when used in relation to a particular Chargor, such of those shares as are specified against its name in Schedule 2 together in each case with all other stocks, shares, debentures, bonds, warrants, coupons or other securities and investments now or in the future owned by any or (when used in relation to a particular Chargor) that Chargor from time to time excluding all Shares now or in the future owned by any Chargor from time to time until the de-listing on The New York Stock Exchange of TEG's American Depositary Receipt Shares whereupon all such Shares shall become Group Shares and be subject to the security created by this Debenture;

     "Lender" means each of the Facility Agent, the LC Banks, the Hedging Banks, the Security Agent, the Arrangers and the Banks parties to or having an interest under the Finance Documents from time to time, and prior to the completion of the Asset Split, in accordance with the Facility Agreement, Powercoal in its capacity as lender under the PA Note, and any creditor (or any agent, trustee or arranger) in respect of Borrowings incurred under a Refinancing Agreement;

     "Receiver" means a receiver and manager or (if the Security Agent so specifies in the relevant appointment) a receiver;

     "Refinancing Agreement" means a document providing for Borrowings satisfying the requirements of the proviso to Clause 21.3(a) (Negative Pledge) of the Facility Agreement (as in force at the date of this Debenture) provided that PA in accordance with such proviso has required such Borrowings to be so secured;

     "Related Rights" means, in relation to the Group Shares, all dividends and other



                                        3
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     distributions paid or payable after the date hereof on all or any of the
     Group Shares and all stocks, shares, securities (and the dividends or interest thereon), rights, money or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Group Shares or in substitution or exchange for any of the Group Shares;

     "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to the Lenders (or any of them) under each or any of the Finance Agreements together with all costs, charges and expenses incurred by any Lender in connection with the protection, preservation or enforcement of its respective rights under the Finance Agreements or any other document evidencing or securing any such liabilities and, prior to the completion of the Asset Split in accordance with the terms of the Facility Agreement and the Structure Memorandum, all present and future obligations of PA to Powercoal under and in respect of the PA Note (the "Powercoal/PA Liabilities"), PROVIDED THAT with effect from the completion of the Asset Split as aforesaid, the Powercoal/PA Liabilities shall cease to be included within the definition of Secured Liabilities for all the purposes of this Debenture; and PROVIDED FURTHER THAT no obligation or liability shall be included in the definition of Secured Liabilities to the extent that, if it were so included, this Debenture (or any part thereof) would constitute unlawful financial assistance within the meaning of Sections 151 and 152 of the Companies Act 1985;

     "Security Assets" means all assets, rights and property of the Chargors or any of them the subject of any security created hereby or pursuant hereto and includes, for the avoidance of doubt each Chargor's rights to or interests in any chose in action and the Security Shares;

     "Security Documents" means this Debenture and every other document entered into by the Chargors pursuant to this Debenture;

     "Security Period" means the period beginning on the date hereof and ending on the Discharge Date;

     "Security Shares" means the Group Shares and the Related Rights and in the case of each Chargor means such of the Group Shares as are held by it at the relevant time together with all Related Rights in respect thereof;

     "Shares" has the meaning ascribed thereto in the Facility Agreement; and

     "Share Mortgages" means the mortgages and charges created or purported to be created by Clause 3 hereof.




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1.2  Interpretation

     (a) Save as expressly herein defined, capitalised terms defined in the Facility Agreement shall have the same meaning when used herein. Terms defined in the recitals to this Debenture have the same meaning when used in the remainder of this Debenture.

     (b) The provisions of Clause 1.2 of the Facility Agreement shall also apply hereto as if expressly set out herein (mutatis mutandis) with each reference to the Facility Agreement being deemed to be a reference to this Debenture.

     (c) For the avoidance of doubt, this Debenture (or any part thereof) shall not constitute unlawful financial assistance for the purposes of the proviso to the definition of Secured Liabilities in Clause
          1.1 to the extent that it constitutes financial assistance within the meaning of the Sections therein cited but the provisions of Sections 155-158 of the Companies Act 1985 have been complied with in respect of the giving of such financial assistance. Each Chargor confirms that, if and to the extent that it is required by law to do so, it has complied with the provisions of Section 155-158 of the Companies Act 1985.

     (d) If the Security Agent (on the basis of legal advice received by it for this purpose) reasonably considers that an amount paid by any Obligor to any Lender under any Finance Agreement or the PA Note, is capable of being avoided or otherwise set aside on the liquidation or administration of such Obligor or otherwise, then such amount shall not be considered to have been irrevocably paid for the purposes hereof.

1.3  Certificates

     A certificate of the Security Agent setting forth the amount of any Secured Liability due from any Obligor shall in the absence of manifest error, be prima facie evidence and shall be promptly notified to Services, the relevant Borrower and the Banks or, in the case of any amount of any Secured Liability in respect of a Refinancing Agreement, the creditor under that Refinancing Agreement.

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2.   Covenant to Pay

2.1  Covenant

     Each Chargor hereby, as primary obligor and not merely as surety, covenants with the Security Agent (as agent and trustee as aforesaid) that it will pay or discharge the Secured Liabilities on the due date therefor in the manner provided in the relevant Finance Agreement or in the PA Note. Any amount not paid hereunder in respect of or under any Finance Agreement or the PA Note when due shall bear interest (as well after, as before, judgment and payable on demand) at the Default Rate from time to time from the due date until the date such amount is unconditionally and irrevocably paid and discharged in full, save to the extent that interest at such rate on such amount for such period is charged pursuant to the relevant Finance Agreement and itself constitutes a Secured Liability.

2.2  Right of Appropriation

     Upon the occurrence of a Declared Default, and at any time thereafter while the same is continuing, the Security Agent shall be entitled to appropriate moneys and/or assets to the Secured Liabilities in such manner or order as it sees fit (subject to Clause 12) and any such appropriation shall override any appropriation by any Obligor. This Clause 2.2 shall not, however, override the principle that (subject to Clause 12) the Lenders are to share in recoveries on a pro rata basis.

3.   Charges on Shares

     Each Chargor, as sole beneficial owner and with full title guarantee, hereby as continuing security for the payment, discharge and performance of all the Secured Liabilities:

     (a) mortgages and charges and agrees to mortgage and charge to the Security Agent (as agent and trustee as aforesaid) all Group Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first mortgage; and

     (b) mortgages and charges and agrees to mortgage and charge to the Security Agent (as agent and trustee as aforesaid) all the Related Rights accruing to all or any of the Group Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first mortgage or charge,

          PROVIDED THAT:

          (i) the provisions of this Clause 3, and the security created thereby, shall not take effect in respect of Group Shares in a company which is not

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               incorporated in any part of the United Kingdom unless and until the consent of H.M. Treasury under section 765 of the Income and Corporation Taxes Act 1988 is obtained permitting the giving of such security over such Group Shares;

          (ii) whilst no Declared Default exists, all dividends and other distributions paid or payable as referred to in paragraph (b) above may be paid directly to the relevant Chargor free from the security created hereunder (in which case the Security Agent or its nominee shall execute any necessary dividend mandate) and, if paid directly to the Security Agent, shall be paid promptly by it to the relevant Chargor; and

          (iii) subject to Clause 8.2, whilst no Declared Default exists, all voting rights attaching to the relevant Group Shares may be exercised by the relevant Chargor or, where the shares have been registered in the name of the Security Agent or its nominee, as the relevant Chargor may direct in writing, and the Security Agent and any nominee of the Security Agent in whose name such Group Shares are registered shall promptly execute any form of proxy or other document reasonably required in order for the relevant Chargor to do so.

4.   Floating Charges

4.1  Creation of floating charge

     Each Chargor as beneficial owner and with full title guarantee, as security for the payment, discharge and performance of the Secured Liabilities, charges in favour of the Security Agent (as agent and trustee as aforesaid) by way of a first floating charge all its undertaking and assets whatsoever and wheresoever both present and future (including, without limitation, any undertaking and assets situated in Scotland (whether or not the same may be mortgaged or charged by way of standard security)), subject always to the Share Mortgages or any other provision of this Debenture, PROVIDED THAT the provisions of this Clause shall not apply to the Shares owned now or in the future by PA until such time as such Shares shall be Group Shares, in accordance with the terms of that definition.

4.2  Restrictions on dealing

     Each Chargor undertakes to each Lender that, save as expressly permitted or not prohibited under the terms of this Debenture and/or the Facility Agreement, it will not:

     (a) create or permit to subsist any Encumbrance over all or any of its assets, rights or property other than pursuant to this Debenture or any other Security Document; or



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     (b)  part with, lease, sell, transfer, assign or otherwise dispose of or agree to part with, lease, sell, transfer, assign or otherwise dispose of all or any part of its assets, rights or property or any interest therein,

     PROVIDED THAT the provisions of this Clause shall not apply to the Shares owned now or in the future by PA until such time as such Shares shall be Group Shares, in accordance with the terms of that definition.

4.3  Conversion of Floating Charge

     (a) The Security Agent may by notice to any Chargor convert the floating charge hereby created into a specific charge as regards all or any of such Chargor's assets, rights and property:

          (i)  if a Declared Default has occurred; or

          (ii) if such Chargor fails to comply, or takes or threatens to take any action which in the reasonable opinion of the Security Agent is likely to result in it failing to comply with its obligations under Clause 4.2.

     (b) The floating charge hereby created shall (in addition to the circumstances in which the same will occur under general law) automatically be converted into a fixed charge over the assets, rights and property of any Chargor on the convening of any meeting of the members of such Chargor to consider a resolution to wind such Chargor up.

     (c) The giving by the Security Agent of a notice pursuant to paragraph (a) above in relation to any class of any Chargor's assets, rights and property shall not be construed as a waiver or abandonment of the Security Agent's rights to give other similar notices in respect of any other class of assets or of any other of the rights of the Lenders (or any of them) or under any of the other Finance Agreements.

5.   Continuing Security, etc.

5.1  Continuing security

     The security constituted by this Debenture shall be continuing and will extend to the ultimate balance of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.


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5.2  Breaking of accounts

     If for any reason the security constituted hereby ceases to be a continuing security in respect of any Obligor (other than by way of discharge of such security), the Lenders (and each or any of them) may open a new account with or continue any existing account with such Obligor and the liability of each Chargor in respect of the Secured Liabilities relating to such Obligor at the date of such cessation shall remain regardless of any payments in or out of any such account.

5.3  Reinstatement

     (a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise, without limitation, the liability of each Chargor under this Debenture shall continue as if the discharge or arrangement had not occurred.

     (b) The Security Agent may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

5.4  Waiver of defences

     (a) The liability of each Chargor hereunder will not be affected by any act, omission, circumstance, matter or thing which, but for this provision, would release or prejudice any of its obligations hereunder, or prejudice or diminish such obligations in whole or in part, including, without limitation, and whether or not known to any Chargor, any Lender or any other person whatsoever:

          (i) any time, indulgence or waiver granted to, or composition with, any Obligor or any other person; or

          (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or take up or enforce any rights or remedies against, or any security over assets of, any Obligor or any other person or any non- presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any other security; or

          (iii) any legal limitation, disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of or other circumstance relating to, any Obligor or any other person; or

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          (iv) any variation (however fundamental and whether or not involving any increase in the liability of any Obligor thereunder) or replacement of a Finance Agreement or the PA Note, or any other document or security so that references to that Finance Agreement or the PA Note, or other documents or security in this Debenture shall include each such variation or replacement; or

          (v) any unenforceability, illegality, invalidity or frustration of any obligation of any Obligor or any other person under any Finance Agreement or any other document or security, or any failure of any other Obligor or proposed Obligor to become bound by the terms of any Finance Agreement, in each case whether through any want of power or authority or otherwise; or

          (vi) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Agreement or affecting any obligation of PA under the PA Note resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order, this Debenture be construed as if there were no such circumstance, to the intent that each Chargor's obligations under this Debenture shall remain in full force, and this Debenture be construed accordingly, as if there were no such circumstance, act, variation, limitation, omission, unenforceability, illegality, matter or thing.

          No Lender shall be concerned to see or investigate the powers or authorities of any of the Chargors or their respective officers or agents, and moneys obtained or Secured Liabilities incurred in purported exercise of such powers or authorities or by any person purporting to be an Obligor shall be deemed to form a part of the Secured Liabilities, and Secured Liabilities shall be construed accordingly.

     (b) For the avoidance of doubt, each Chargor shall be bound by this Debenture notwithstanding the fact that not all of the other members of the Group may have executed this Debenture and/or any of the other Security Documents required by the terms of the Finance Agreements to be entered into by it or that any such document which has been entered into may be invalid, unenforceable or otherwise ineffective.

5.5  Immediate Recourse

     Each Chargor waives any right it may have of first requiring any Lender to proceed against or enforce any other rights or security before enforcing the security constituted hereby.

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

5.6  Appropriations

     Upon and after the occurrence of a Declared Default and until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, each Lender may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of the Secured Liabilities or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and no Chargor shall be entitled to the benefit of the same; and

     (b) hold in a suspense account any moneys received from any Obligor or on account of any Obligor's liability in respect of the Secured Liabilities. Amounts standing to the credit of any such suspense account shall bear interest at a rate considered by such Lender to be a fair market rate.

5.7  Non-competition

     Until all the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, no Chargor shall by virtue of any payment made, security realised or moneys received or recovered under any of the Finance Agreements or the PA Note for or on account of the liability of any other Obligor(s):

     (a) be subrogated to any rights, security or moneys held, received or receivable by any Lender, or be entitled to any right of contribution or indemnity; or

     (b) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Lender; or

     (c) unless the Security Agent directs it to do so after a Declared Default has occurred and is continuing, receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

     Each Chargor will hold in trust for and forthwith pay or transfer to the Security Agent (acting as agent and trustee as aforesaid) any payment or distribution or benefit of security received by it contrary to the above. If any Chargor exercises any right of set-off contrary to the above, it will forthwith pay an amount equal to the amount set-off to the Security Agent (acting as agent and trustee as aforesaid).

5.8  Additional Security

     This Debenture is in addition to and is not in any prejudiced by any way other security now or hereafter held by any Lender.

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5.9  Security held by the Chargor

     No Chargor will without the prior written consent of the Security Agent hold any security from any other Obligor in respect of such Chargor's liability hereunder. Each Chargor will hold any security held by it in breach of this provision on trust for the Security Agent (as agent and trustee as aforesaid).

6.   Representations and Warranties

6.1  To whom made

Each Chargor makes the representations and warranties set out in the balance of this Clause 6 to each Lender.

6.2  Matters represented

     (a)  Security Shares

          (i) It is and will (save as otherwise permitted by the Facility Agreement) remain the sole beneficial owner of the Security Shares and save where the Security Shares have been registered in the name of the Security Agent or its nominee pursuant hereto, it and/or its nominee is and will (save as otherwise permitted by the Facility Agreement) remain the absolute legal owner of the Security Shares.

          (ii) The Share Mortgages constitute first priority security interests over the Security Shares which are not subject to any prior or pari passu Encumbrances.

          (iii) It will not take any action whereby the rights attaching to the Security Shares are altered or diluted.

          (iv) The Group Shares are fully paid and non-assessable and neither the Group Shares nor the Related Rights are subject to any options to purchase or similar rights of any person.

     (b)  Security

          Subject to the Reservations, this Debenture (i) constitutes its legally binding obligation enforceable in accordance with its terms,
          (ii) creates those Encumbrances it purports to create, and (iii) is not liable to be avoided or otherwise set aside on its liquidation or administration or otherwise.

6.3  Times for making representations and warranties

     The representations and warranties set out in this Clause 6:

     (a) will survive the execution of each Finance Agreement and the making of each Utilisation under the Facility Agreement or, as the case may be, a utilisation under a Refinancing Agreement;

     (b) are made on the date hereof and are deemed to be repeated on each date during the Security Period on which any of the representations and warranties set out in Clause 20.1 of the Facility Agreement are repeated, with reference to the facts and circumstances then existing.

7.   Undertakings

7.1  Duration and with whom made

     The undertakings in this Clause 7:

     (a)  shall remain in force throughout the Security Period; and

     (b)  are given by each Chargor to each Lender.

7.2  General Undertakings

     Covenant to perform Each Chargor shall at all times comply with the terms (express or implied) of this Debenture and the other Finance Agreements.

7.3  Undertakings relating to Group Shares

     Deposit of securities.   Each Chargor shall promptly deposit with the
     Security Agent, or as the Security Agent may direct, all bearer instruments, share certificates and other documents of title or evidence of ownership in relation to such Group Shares as are owned by it, or in which it has or acquires an interest, and their Related Rights; and shall execute and deliver to the Security Agent all such share transfers and other documents, as may be requested by the Security Agent, in order to enable the Security Agent or its nominees to be registered as the owner or otherwise to obtain a legal title to the same and, without limiting the generality of the foregoing, shall deliver to the Security Agent on or before the first Utilisation Date executed (and, if required to be stamped, pre-stamped) share transfers for all Group Shares specified in Schedule 2 in favour of the Security Agent and/or its nominee(s) as transferees or, if the Security Agent so directs, with the transferee left blank and shall procure that all such share transfers are at the request of the Security Agent promptly registered by the relevant company and that share certificates in the name of the Security Agent and/or such nominee(s) in respect of all Group Shares are promptly delivered to the Security Agent. Each Chargor shall provide the Security Agent with certified copies of all resolutions and authorisations approving the execution of such transfer forms and registration of such transfers as the Security Agent may reasonably require.

8.   Special Provisions relating to the Security Shares

8.1  Registration on Transfer

     Each Chargor hereby authorises the Security Agent (at any time) to arrange for the Security Shares to the delivered to any nominee for the Security Agent or any purchaser or transferee (under the powers of realisation herein conferred) or registered as the Security Agent may feel appropriate to perfect the security thereover and to transfer, or cause the Security Shares to be transferred to and registered in the name of any suitably qualified nominees of the Security Agent (as agent and trustee, as aforesaid), and each Chargor undertakes from time to time promptly to execute and sign all transfers, contract notes, powers of attorney and other documents (and promptly to register any such transfer of the Security Shares in the shareholders' register of such Chargor) which the Security Agent may reasonably require for perfecting its title to any of the Security Shares or for vesting the same in itself or its nominee or in any purchasers or transferees (under the powers of realisation herein conferred).

8.2  Powers

     The Security Agent and its nominee may at any time after a Declared Default has occurred and whilst the same is continuing, exercise or refrain from exercising (in the name of each Chargor, the registered holder or otherwise and without any further consent or authority from each Chargor and irrespective of any direction given by any Chargor) in respect of the Security Shares, any voting rights and any powers or rights under the terms thereof or otherwise which may be exercised by the person or persons in whose name or names the Security Shares are registered or who is the holder thereof, including, without limitation, all the powers given to trustees by
     Section 10(3) and (4) of the Trustee Act 1925 as amended by Section 9 of the Trustee Investments Act 1961 in respect of securities or property subject to a trust, PROVIDED THAT in the absence of notice from the Security Agent, each Chargor may and shall continue to exercise any and all voting rights with respect to the Group Shares subject always to the terms hereof. No Chargor shall, without the previous consent in writing of the Security Agent, exercise the voting rights attached to any of the Group Shares in favour of resolutions having the effect of changing the terms of the Group Shares (or any class of them) or any Related Rights or prejudicing the security hereunder or impairing the value of the Security Shares. Each Chargor hereby irrevocably appoints the Security Agent or its nominees its proxy to exercise all voting rights so long as the Group Shares remain registered in the names of the Chargors and to the extent that the Security Agent is entitled to exercise such voting rights in accordance with the terms of this Debenture.

8.3  Calls

     Each Chargor during the continuance of this security will make all payments which may become due in respect of any of the Security Shares and in the event of default in making any such payment the Security Agent may if it thinks fit make such payment on behalf of each Chargor. Any sums so paid by the Security Agent shall be repayable by the relevant Chargor to the Security Agent on demand together with interest at the Default Rate from the date of such payment by the Security Agent, and pending such repayment shall constitute part of the Secured Liabilities.

8.4  Liability to Perform

     It is expressly agreed that, notwithstanding anything to the contrary herein contained, each Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Security Shares and none of the Security Agent or the Lenders shall be under any obligation or liability by reason of or arising out of the Share Mortgages. None of the Lenders shall be required in any manner to perform or fulfil any obligation of any Chargor in respect of the Security Shares, or to make any payment, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled hereunder at any time or times.

8.5  Enforcement

     Upon the occurrence of a Declared Default and at any time thereafter while the same is continuing, the Security Agent shall be entitled to put into force and exercise immediately as and when it may see fit any and every power possessed by the Security Agent by virtue of the Share Mortgages or available to a secured creditor (so that Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security) and in particular (without limitation):

     (i) to sell all or any of the Security Shares in any manner permitted by law upon such terms as the Security Agent shall in its absolute discretion determine;

     (ii) to collect, recover or compromise and give a good discharge for any moneys payable to any Chargor in respect of the Security Shares or in connection therewith; and

     (iii) to act generally in relation to the Security Shares in such manner as the Security Agent acting reasonably shall determine.

     For the avoidance of doubt, each Chargor agrees that the enforceability of the Share Mortgages is not dependent on the performance or non-performance by any Lender of its respective obligations under the Finance Agreements.

9.   When Security becomes Enforceable

     The security constituted hereby shall become immediately enforceable upon the occurrence of a Declared Default and at any time thereafter whilst the same is continuing and the power of sale and other powers conferred by
     Section 101 of the Law of Property Act 1925 as varied or amended by this Debenture shall be immediately exercisable upon the occurrence of a Declared Default and at any time thereafter whilst the same is continuing. After the security constituted hereby has become enforceable, the Security Agent may in its absolute discretion enforce all or any part of such security in such manner as it sees fit or as the Majority Banks direct.

10.  Enforcement of Security

10.1 General

     For the purposes of all powers implied by statute the Secured Liabilities shall be deemed to have become due and payable on the date hereof and
     Section 103 of the Law of Property Act 1925 (restricting the power of sale) and Section 93 of the same Act (restricting the right of consolidation)
     shall not apply to this security.   The statutory powers of leasing
     conferred on the Security Agent shall be extended so as to authorise the Security Agent to lease, make agreements for leases, accept surrenders of leases and grant options as the Security Agent shall think fit and without the need to comply with any of the provisions of sections 99 and 100 of the Law of Property Act 1925.

10.2 Contingencies

     (a) If the Security Agent enforces the security constituted by this Debenture (whether by the appointment of a Receiver or otherwise) at a time when no amounts are due under the Finance Agreements or the PA Note (but at a time when amounts may become so due), the Security Agent (or such Receiver) may pay the proceeds of any recoveries effected by it into such number of interest bearing realisations accounts as it considers appropriate.

     (b) The Security Agent (or such Receiver) may (subject to the payment of any claims having priority to this security) withdraw amounts standing to the credit of such realisation accounts to:

          (i) meet all costs, charges and expenses incurred and payment made by the Security Agent (or such Receiver) in the course of such enforcement;

          (ii) pay remuneration to the Receiver as and when the same becomes due and payable; and

          (iii) meet amounts due and payable under the Finance Agreements and the

                    PA Note;

          in each case, together with interest thereon (as well after as before judgment and payable on demand) at the Default Rate from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full (provided that like interest payable under any of the Finance Agreements should not be double counted).

     (c) No Chargor will be entitled to withdraw all or any moneys (including interest) standing to the credit of any such realisation account until the expiry of the Security Period.

11.  Receiver

11.1 Appointment of Receiver

     (a) At any time after this security becomes enforceable or if any Chargor so requests the Security Agent in writing at any time, the Security Agent may without further notice appoint under seal or in writing under its hand any one or more qualified persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Security Agent had become entitled under the Law of Property Act 1925 to exercise the power of sale thereby conferred.

     (b) In this clause "qualified person" means a person who, under the Insolvency Act 1986, is qualified to act as a receiver of the property of any company with respect to which he is appointed or (as the case may require) an administrative receiver of any such company.

11.2 Powers of Receiver

     (a) Every Receiver appointed in accordance with Clause 11.1 shall have and be entitled to exercise all of the powers set out in paragraph (b) below in addition to those conferred by the Law of Property Act 1925 on any receiver appointed thereunder. A Receiver who is an administrative receiver of any Chargor shall have all the powers of an administrative receiver under the Insolvency Act 1986. If at any time there is more than one Receiver of all or any part of the Security Assets, each such Receiver may (unless otherwise stated in any document appointing him) exercise all of the powers conferred on a Receiver under this Debenture individually and to the exclusion of each other Receiver:

     (b) The powers referred to in the first sentence of paragraph (a) above are:

          (i) Take possession to take immediate possession of, get in and collect the Security Assets or any part thereof;

          (ii) Carry on business to carry on business of such Chargor as he may think fit;

          (iii) Protection of assets to make and effect all repairs and insurances and do all other acts which such Chargor might do in the ordinary conduct of its business as well for the protection as for the improvement of the Security Assets;

          (iv) Employees to appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes hereof upon such terms as to remuneration or otherwise as he may think proper and to discharge any such persons appointed by any such Chargor;

          (v) Borrow Money for the purpose of exercising any of the powers, authorities and discretions conferred on him by or pursuant to this Debenture and/or of defraying any costs, charges, losses or expenses (including his remuneration) which shall be incurred by him in the exercise thereof or for any other purpose, to raise and borrow money, either unsecured, or on the security of the Security Assets or any part thereof, either in priority to the security constituted by this Debenture, or otherwise, and generally on such terms and conditions as he may think fit and no person lending such money shall be concerned to enquire as to the propriety or purpose of the exercise of such power or to see to the application of any money so raised or borrowed;

          (vi) Sell assets to sell, exchange, convert into money and realise all or any part of the Security Assets by public auction or private contract and generally in such manner and on such terms as he shall think proper. Without prejudice to the generality of the foregoing, he may do any of these things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he may think fit.
                 All fixtures and fittings (including trade fixtures and fittings) and fixed plant and machinery, other than landlords' fixtures, may be severed and sold separately from the property containing them without the consent of such Chargor;

          (vii) Leases to let all or any part of the Security Assets for such term and at such rent (with or without premium) as he may think proper and to accept a surrender of any lease or tenancy thereof on such terms as he may think fit (including the payment of money to a lessee or tenant on a surrender);

          (viii) Compromise to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of such Chargor or relating in any way to the Security Assets or any part thereof;

          (ix) Legal Actions to bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Security Assets or any part thereof as may seem to him to be expedient;

          (x) Receipts to give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising the Security Assets;

          (xi) Subsidiaries to form a subsidiary or subsidiaries of such Chargor and transfer to any such subsidiary all or any part of the Security Assets; and

          (xii) General powers to do all such other acts and things as he may consider desirable or necessary for realising the Security Assets or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of this Debenture, to exercise in relation to the Security Assets or any part thereof all such powers, authorities and things as he would be capable of exercising if he were the absolute beneficial owner of the same and to use the name of such Chargor for all or any of such purposes.

11.3 Removal and remuneration

     The Security Agent may from time to time by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it may deem it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated and may from time to time fix the remuneration of any Receiver appointed by it.

11.4 Security Agent may exercise

     To the fullest extent permitted by law, all or any of the powers, authorities and discretions which are conferred by this Debenture (either expressly or impliedly) upon a Receiver of the Security Assets may be exercised after the security hereby created becomes enforceable by the Security Agent in relation to the whole of such Security Assets or any part thereof without first appointing a Receiver of such property or any part thereof or notwithstanding the appointment of a Receiver of such property or any part thereof.

12.  Application of Proceeds

     Any moneys received by the Security Agent, or by any Receiver appointed by it pursuant to this Debenture and/or under the powers hereby conferred, shall, after the security hereby constituted shall have become enforceable, but subject to the payment of any claims having priority to this security and to the Security Agent's and such Receiver's rights under Clause 10.2 and 11.2, be applied by the Security Agent for the following purposes and, unless otherwise determined by the Security Agent or such Receiver, in the following order or priority (but without prejudice to the right of the Security Agent or any Lender to recover any shortfall from any Chargor):

     (a) in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Security Agent or any Receiver appointed hereunder and of all remuneration due hereunder together with interest on the foregoing (as well after as before judgment and payable on demand) at the Default Rate from time to time from the date the same become due and payable until the date the same are unconditionally and irrevocably paid and discharged in full;

     (b) in or towards repayment to the Security Agent of all amounts repayable by the Chargors pursuant to Clause 8.3;

     (c) in or towards payment of the Secured Liabilities under the Finance Documents and the Refinancing Agreements pari passu (unless and to the extent the relevant refinancing under any Refinancing Agreement is undertaken on a basis subordinate to the Secured Liabilities under the Finance Documents or, where applicable, such part of them as is then due and payable in accordance with the terms of the Intercreditor Agreement or any other intercreditor arrangements;

     (d) in or towards payment of the Secured Liabilities under the Refinancing Agreements to the extent the relevant refinancing under any Refinancing Agreement is undertaken on a basis subordinate to the Secured Liabilities under the Finance Agreements or such part of them as is then due and payable in accordance with the terms of any intercreditor arrangements entered into pursuant to Clause 18.2(c); and

     (e) in payment of the surplus (if any) to any Chargor or other person entitled thereto.

13.  No Liability as Mortgagee in Possession

     The Security Agent shall not nor shall any Receiver appointed as aforesaid by reason of it or the Receiver entering into possession of the Security Assets or any part thereof be liable to account as mortgagee in possession or be liable for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable. Every Receiver duly appointed by the Security Agent under the powers in that behalf herein contained shall be deemed to be the agent of the relevant Chargor for all purposes and shall as such agent for all purposes be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. The relevant Chargor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and neither the Security Agent nor any Lender shall incur any liability therefor (either to Services, any other Chargor or to any other person whatsoever) by reason of the Security Agent's making his appointment as such Receiver or for any other reason whatsoever. Every such Receiver and the Security Agent shall be entitled to all the rights, powers, privileges and immunities by the Law of Property Act 1925 conferred on mortgagees and receivers when such receivers have been duly appointed under the said Act but so that Section 103 of the Law of Property Act 1925 shall not apply.

14.  Protection of Third Parties

     No purchaser, mortgagee or other person or company dealing with the Security Agent or the Receiver or its or his agents shall be concerned to enquire whether the Secured Liabilities have become payable or whether any power which the Receiver is purporting to exercise has become exercisable or whether any money remains due under this Debenture, the Finance Agreements or the PA Note or to see to the application of any money paid to the Security Agent or to such Receiver.

15.  Taxes

     All payments by any Chargor under this Debenture to or for the account of any Lender shall be made without any set off, counterclaim or other deductions and free and clear of and without deduction for or on account of any Applicable Taxes (as provided for and subject to the qualifications and exceptions in Clause 13.1 of the Facility Agreement). If any Applicable Tax or amounts in respect thereof must be deducted, or any other deductions must be made, from any amounts payable or paid by such Chargor, or paid or payable by the Security Agent to another Lender, under this Debenture, or any such payment shall otherwise be required to be made subject to any Applicable Tax, such Chargor shall pay such additional amounts as may be necessary to ensure that the relevant Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to the Applicable Tax.

16.  Expenses

16.1 Undertaking to pay

     All reasonable costs, charges and expenses incurred and all payments made by the Security Agent or any Receiver appointed hereunder in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of any Chargor shall carry interest (as well after as before judgment) at the Default Rate from time to time from the date on which demand is made on any Chargor for reimbursement until the date the same are unconditionally and irrevocably paid and discharged in full. The amount of all such costs, charges, expenses and payments and all such interest thereon and all remuneration payable hereunder shall be payable by the Chargors on demand. All such costs, charges, expenses and payments shall be paid and charged as between the Security Agent and the Chargors on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

16.2 Indemnity

     The Lenders and every Receiver, attorney, manager, agent or other person appointed by the Security Agent hereunder shall be entitled to be indemnified out of the Security Assets in respect of all liabilities and expenses properly incurred by them in the execution or purported execution of any of the powers, authorities or discretions vested in them pursuant hereto and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Security Assets and the Lenders and any such Receiver may retain and pay all sums in respect of the same out of any moneys received under the powers hereby conferred. Notwithstanding the foregoing no Lender or Receiver and no person appointed by the Security Agent as aforesaid shall be entitled to be indemnified in respect of any part of the foregoing which results from such party's gross negligence or wilful misconduct.

17.  Delegation by Security Agent

     The Security Agent or any Receiver appointed hereunder may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Security Agent or such Receiver under this Debenture in relation to the Security Assets or any part thereof. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Security Agent or such Receiver may think fit. The Security Agent or such Receiver shall not be in any way be liable or responsible to any Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

18.  Further Assurances

18.1 General

     Each Chargor shall at its own expense execute and do all such assurances, acts and things as the Security Agent may reasonably require for perfecting or protecting the security intended to be created hereby over the Security Assets or any part thereof or for facilitating (if and when this security becomes enforceable) the realisation of the Security Assets or any part thereof and in the exercise of all powers, authorities and discretions vested in the Security Agent or any Receiver of the Security Assets or any part thereof or in any such delegate or sub-delegate as aforesaid. To that intent, each Chargor shall in particular execute all transfers, conveyances, assignments and assurances of such property whether to the Security Agent or to its nominees and give all notices, orders and directions and make all registrations which the Security Agent may reasonably think expedient.

18.2 Further Subsidiaries and Intercreditor Arrangements

     (a) Each Chargor hereby undertakes to ensure that each company incorporated in the United Kingdom which becomes a Subsidiary (whether direct or indirect) of any Chargor after the date hereof shall, forthwith upon being required to grant security pursuant to Clause
          19.3 of the Facility Agreement, execute a Deed of Accession substantially in the form set out in Schedule 3 and such company shall on the date on which such Deed of Accession is executed by it become a party to this Debenture in the capacity of a Chargor and this Debenture shall be read and construed for all purposes as if such company had been an original party hereto as a Chargor (but for the avoidance of doubt the security created by such company shall be created on the date of the Deed of Accession). The Security Agent is authorised to agree any amendments or change to the form or manner in which any such member of the Group gives such a guarantee and security (including acceptance of a limit on the liability of such member of the Group) which is in the opinion of the Security Agent necessary in order that such guarantee or security may lawfully be given.

     (b) Services shall procure that all registrations or other steps necessary to perfect or protect any security created pursuant to any Deed of Accession is completed as soon as practicable after the date thereof and in any event within any applicable time limit.

     (c) Any company which becomes a party hereto as a Chargor pursuant to any Deed of Accession shall also become party to and be bound by the terms of the Intercreditor Agreement as an Obligor, in accordance with the terms of the Intercreditor Agreement.

     (d) Any Lender which is a creditor under a Refinancing Agreement in respect of Borrowings required by PA to be on a basis subordinate to the Secured Liabilities under the Finance Documents shall enter into appropriate intercreditor arrangements to effect such subordination.

19.  Redemption of Prior Mortgages

     The Security Agent may, at any time after the security hereby constituted has become enforceable, redeem any prior Encumbrance over or against the Security Assets or any part thereof or procure the transfer thereof to itself and may settle and pass the accounts of the prior mortgagee, chargee or encumbrancer. Any accounts so settled and passed shall be conclusive and binding on each Chargor. All principal moneys, interest, costs, charges and expenses of and incidental to such redemption and transfer shall be paid by the Chargor to the Security Agent on demand.

20.  Power of Attorney

20.1 Appointment

     Each Chargor hereby by way of security and in order more fully to secure the performance of its obligations hereunder irrevocably appoints the Security Agent and every Receiver of the Security Assets or any part thereof appointed hereunder and every such delegate or sub-delegate as aforesaid to be its attorney acting severally, and on its behalf and in its name or otherwise, after the occurrence of a Default, to execute and do all such assurances, acts and things which such Chargor is required to do and fails to do under the covenants and provisions contained in this Debenture (including, without limitation, to make any demand upon or to give any notice or receipt to any person owing moneys to such Chargor and to execute and deliver any charges, legal mortgages, assignments or other security and any transfers of securities) and generally in its name and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Debenture or by statute on the Security Agent or any such Receiver, delegate or sub-delegate and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it or he may reasonably deem proper in or for the purpose of exercising any of such powers, authorities and discretions.

20.2 Ratification

     Each Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in Clause 20.1 shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such Clause.

21.  New Accounts

     If the Security Agent or any Lender receives or is deemed to be affected by notice whether actual or constructive of any subsequent charge or other interest affecting any part of the Security Assets and/or the proceeds of sale thereof, the Security Agent or such Lender (as the case may be) may open a new account or accounts with any Obligor. If the Security Agent or such Lender (as the case may be) does not open a new account it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to the Security Agent or such Lender (as the case may be) shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Debenture is security.

22.  Stamp Taxes

     Each Chargor shall pay and, promptly on demand, indemnify the Security Agent and each Lender against any liability it incurs in respect of any stamp, registration and similar Tax which is or becomes payable in connection with the entry into, performance or enforcement of this Debenture.

23.  Assignments, etc.

23.1 The Security Agent

     The Security Agent may assign and transfer all of its respective rights and obligations hereunder to a replacement Security Agent appointed in accordance with the terms of the Facility Agreement. Upon such assignment and transfer taking effect, the replacement Security Agent shall be and be deemed to be acting as agent and trustee for each of the Lenders for the purposes of this Debenture in place of the old Security Agent.

23.2 Assignments and Transfers

     Each Chargor shall be bound by the terms of Clause 30 (Assignments, Transfers and Substitutions) of the Facility Agreement and, accordingly, each Chargor, for the purposes of any transfer pursuant to any of such Clauses, hereby irrevocably authorises the Security Agent to execute on its behalf (i) Substitution Certificates (without any need for the prior consent of such Chargor) in accordance with the provisions of the Facility Agreement, and (ii) any other document required to perfect the security granted to the Lenders pursuant to the Finance Agreements.

24.  Waivers, Remedies Cumulative

     (a)  The rights of the Security Agent and each Lender under this Debenture:

          (i)    may be exercised as often as necessary;

          (ii) are cumulative and not exclusive of its rights under general law; and

          (iii)  may be waived only in writing and specifically.

          Delay in exercising or non-exercise of any such right is not a waiver of that right.

     (b) The Security Agent may waive any breach by any Chargor of any of such Chargor's obligations hereunder if so instructed by the Majority Banks.

25.  Set-Off

     The Security Agent and each Lender, whilst any Default shall be continuing, may (but shall not be obliged to) set off any obligation which is due and payable by any Chargor and unpaid (whether under the Finance Agreements or which has been assigned to the Security Agent by any other Chargor hereunder) against any obligation (whether or not matured) owed by the Security Agent or such Lender (as the case may be) to such Chargor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Security Agent or such Lender (as the case may be) may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. The Security Agent or such Lender (as the case may be) shall notify the relevant Chargor promptly after taking any such action.

26.  Severability

26.1 General

     If a provision of this Debenture is or becomes illegal, invalid or unenforceable in any jurisdiction in respect of any Chargor, that shall not affect:

     (a) in respect of such Chargor, the validity or enforceability in that jurisdiction of any other provision of this Debenture; or

     (b) in respect of such Chargor, the validity or enforceability in other jurisdictions of that or any other provision of this Debenture.

26.2 Deemed separate charges

     This Debenture shall, in relation to each Chargor, be read and construed as if it were a separate Debenture relating to such Chargor to the intent that if any Encumbrance created by any other Chargor in this Debenture shall be invalid or liable to be set aside for any reason, this shall not affect any Encumbrance created hereunder by such first Chargor.

27.  Counterparts

     This Debenture may be executed in any number of counterparts and this will have the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

28.  Notices

28.1 Giving of Notices

     All notices under, or in connection with, this Debenture shall be given in writing or by telex or fax (and, in the case of notices to any Chargor, shall be copied to PacifiCorp by facsimile transmission at such facsimile number, and for such attention, as shall be notified in writing to the Security Agent by PacifiCorp from time to time). Any such notice is deemed to be given as follows:

     (a)  if in writing when delivered;

     (b) if by telex when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

     (c)  if by fax when received.

     However, a notice given to a Chargor in accordance with the above but received on a non-working day or after business hours in the place of receipt is deemed to be given on the next working day in that place.

28.2 Addresses for notices

     The address, telex number and facsimile number of the Chargors and the Security Agent for all notices under, or in connection with, this Debenture are, in the case of the Chargors, as set out in Schedule 1 and, in the case of the Security Agent, as set out in the Facility Agreement.

29.  Covenant to Release

     Upon the expiry of the Security Period (but not otherwise), the Security Agent and each Lender shall, at the request and cost of the Chargors, execute and do all such deeds, acts and things as may be necessary to release the Security Assets from the security constituted hereby.

30.  Governing Law and Jurisdiction

30.1 Governing Law

     This Debenture shall be governed by and construed in accordance with English law.

30.2 Courts of England

     (a) For the benefit of each of the Lenders, each Chargor agrees that the High Courts of Justice in London and all appellate courts therefrom have jurisdiction to settle any disputes which may arise out of or in connection with this Debenture and that any suit, action or proceedings (together the "Proceedings") in connection with this Debenture may be brought in High Courts of Justice in London and all appellate courts therefrom and accordingly submits to the jurisdiction of the High Courts of Justice in London and all appellate courts therefrom.

     (b) The Chargors hereby irrevocably and unconditionally agree that nothing in this Debenture shall affect the right to serve process in any manner permitted by law.

IN WITNESS whereof this Debenture has been duly executed as a deed on the date first above written.

                                      SCHEDULE 1

                                     The Chargors

PACIFICORP SERVICES LIMITED

State of Incorporation:  England and Wales

Registered Office:       One Silk Street
                         London EC2Y 8HQ

Address for Notices:     700 N.E. Multnomah Street
                         Suite 1600
                         Portland
                         Oregon 97232-4116

Attention:               William E. Peressini

Fax:                     (503) 731 2027


PACIFICORP FINANCE (UK) LIMITED

State of Incorporation:  England and Wales

Registered Office:       One Silk Street
                         London EC2Y 8HQ

Address for Notices:     700 N.E. Multnomah Street
                         Suite 1600
                         Portland
                         Oregon 97232-4116

Attention:               William E. Peressini

Fax:                     (503) 731 2027

PACIFICORP ACQUISITIONS

State of Incorporation:  England and Wales

Registered Office:       One Silk Street
                         London EC2Y 8HQ

Address for Notices:     700 N.E. Multnomah Street
                         Suite 1600
                         Portland
                         Oregon 97232-4116

Attention:               William E. Peressini

Fax:                     (503) 731 2027

                                      SCHEDULE 2

                                     Group Shares

The Chargor                     Name of Company in             Name of Nominee (if     Class of Shares held      Number of
                                which Shares are held          any) by whom                                      Shares are held
                                                               Shares held

PacifiCorp Services Limited     PacifiCorp Finance (UK)        Citibank, N.A.          Ordinary                  Two
                                Limited

PacifiCorp Finance (UK)         PacifiCorp Acquisitions        None                    Ordinary                  One
Limited

PacifiCorp Finance (UK)         PacifiCorp Acquisitions        PacifiCorp Services     Ordinary                  One
Limited                                                        Limited


                                      SCHEDULE 3

                              Form of Deed of Accession


THIS DEED OF ACCESSION dated [                     ], 19[   ] is made BETWEEN:

(1)  [                          ] (the "Subsidiary"), a company incorporated in
     England or Wales whose registered office is situate at
     [                          ];

(2)  [                          ] (the "Company") for itself and as agent for
     and on behalf of each of the other Chargors named in the Debenture referred to below; and

(3)  CITIBANK, N.A. as the Security Agent.

WHEREAS

(A)  The Subsidiary is a [wholly-owned] Subsidiary of Services.

(B)  Services has entered into a debenture dated [     ] 1998 (as supplemented
     and amended by Deeds of Accession or otherwise from time to time, the "Debenture") between Services, each of the companies named therein as Chargors, and Citibank, N.A. as agent and trustee for certain Lenders identified therein.

(C) The Subsidiary has at the request of Services and in consideration of the Lenders making or continuing to make facilities available to PA or any other member of the PA Group and after giving due consideration to the terms and conditions of the Finance Agreements, the PA Note and the Debenture and satisfying itself that there are reasonable grounds for believing that the entry into this Deed by it will be of benefit to it, decided in good faith and for the purpose of carrying on its business to enter into this Deed and thereby become a Chargor under the Debenture. The Subsidiary will also, by execution of a separate instrument, become a party to the Intercreditor Agreement as an Obligor.

NOW THIS DEED WITNESSES as follows:

1.   Terms defined in the Debenture shall have the same meaning in this Deed.

2. The Subsidiary hereby agrees to become a party to and to be bound by the terms of the Debenture as a Chargor with immediate effect and so that the Debenture shall be read and construed for all purposes as if the Subsidiary had been an original party thereto in the capacity of Chargor (but so that the security created consequent on such accession shall be created on the date hereof). The Subsidiary hereby undertakes to be bound by all the covenants and agreements in the Debenture which are expressed to be binding on a Chargor. In accordance with the foregoing, the Subsidiary now grants to the Security Agent as agent and trustee for the Lenders the assignments, charges, mortgages and other security described in the Debenture as being granted, created or made by Chargors thereunder, to the intent that its assignments, charges, mortgages and other security shall be effective and binding upon it and its property and assets and shall not in any way be avoided, discharged or released or otherwise adversely affected by any ineffectiveness or invalidity of the Debenture or of any other party's execution thereof or any other Deed of Accession, or by any avoidance, invalidity, discharge or release of any guarantee, assignment or charge contained in the Debenture or in any other Deed of Accession. The Debenture and this Deed shall be read as one to this extent and so that references in the Debenture to "this Debenture", "herein", and similar phrases shall be deemed to include this Deed and all references in the Debenture to "Schedule 2" (or any part thereof) shall be deemed to include a reference to the Schedule to this Deed (or relevant part thereof).

3. Services, for itself and as agent for and on behalf of all other Chargors under the Debenture, hereby agrees to all matters provided for herein.

4. Without limiting the generality of the other provisions of this Deed and the Debenture, pursuant to the terms hereof and of the Debenture, the Subsidiary as beneficial owner and with full title guarantee, as security for the payment, discharge and performance of all Secured Liabilities, hereby and by the Debenture in favour of the Security Agent (as agent and trustee for itself and each of the Lenders) hereby agrees that the Subsidiary's estates and other interests in certain Group Shares for the purposes of Clause 3 of the Debenture, as such provisions apply in relation to the Subsidiary, are specified in the Schedule to this Deed and (together with all Related Rights) are hereby mortgaged or charged as provided in such provisions and the other provisions of the Debenture.

5. This Deed shall be governed by and construed in accordance with English law.

                                       SCHEDULE

        Insert details of Group Shares in which the Subsidiary has an interest

                                     SIGNATORIES
                               (to Accession Agreement)

The Subsidiary
(For a Company incorporated in the United Kingdom)


EXECUTED as a Deed  )
by [        ]       )
acting by [      ]  )
and [        ]      )


               Director


               Director


Services

[            ]                          )
                                        )
(for itself and as agent for the other  )
Chargors party to the Debenture         )
herein referred to)                     )


EXECUTED as a Deed  )
by [         ]      )
acting by [       ] )
and [        ]      )


               Director


               Director


The Security Agent

CITIBANK, N.A.

By:

                                     SIGNATORIES


Services

EXECUTED as a Deed by    )
PACIFICORP SERVICES      ) /s/ W.E. PERESSINI
LIMITED                  )


acting by                )
and                      ) /s/ RICHARD T. O'BRIEN



The Other Chargors

EXECUTED as a Deed by    )
PACIFICORP FINANCE (UK)  ) /s/ W.E. PERESSINI
LIMITED                  )


acting by                )
and                      ) /s/ RICHARD T. O'BRIEN




EXECUTED as a Deed by    )
PACIFICORP ACQUISITIONS  ) /s/ W.E. PERESSINI


acting by                )
and                      ) /s/ RICHARD T. O'BRIEN



The Security Agent

CITIBANK, N.A.

By: David F. Bassett